Exhibit 4.1

                       RESTRICTED STOCK PURCHASE AGREEMENT
                       -----------------------------------

         This Restricted Stock Purchase Agreement (the "Agreement") is made as of this 20th day of July, 2001, by and between WOW ENTERTAINMENT, INC., a Delaware corporation with its principal place of business at Bank One Tower, 111 Monument Circle, Suite 4600, Indianapolis, Indiana 46204 (the "Company"), and DOUGLAS E. MAY (the "Employee").

         WHEREAS, the following fact is true:

         1. In connection with the Employee's employment the Company has agreed to issue and sell to Employee a total of 200,000 shares of its voting common stock (the "Common Stock"), par value $.01 per share, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

         1. Purchase and Sale of Shares. The Company hereby issues and sells to the Employee, and the Employee hereby purchases from the Company, 200,000 shares of Common Stock of the Company (hereinafter the "Shares") for the aggregate purchase price of $30,000 (for a purchase price per Share of $.15) (the aggregate purchase price for the Shares sometimes referred to as the "Purchase Price" and the Purchase Price per Share sometimes referred to as the "Per Share Purchase Price"). Employee has paid the Purchase Price for the Shares in the manner described in Section 2 below. The parties acknowledge that the market value of each Share as of the date of execution of this Agreement is $.15.

         As of the date hereof, all Shares are Unvested Shares as defined below in this Section 1. Except if and to the extent such Shares become Vested Shares as defined below in this Section 1, the Shares shall be unvested and shall be subject to the terms and conditions of this Agreement applicable to Unvested Shares, including without limitation restrictions on transfer and obligations of the Company to repurchase such Unvested Shares in certain events. (Any Shares which are at any time vested under the terms of this Agreement are sometimes referred to herein as "Vested Shares." Any Shares that are not vested at any time in accordance with this Agreement are sometimes referred to herein as "Unvested Shares.") Company has this date issued one or more certificates for the Shares registered in the name of the Employee with a restrictive legend on each such certificate as described in Section 8 of this Agreement.

         2. Payment for Shares; Security for Note. Employee has paid the Purchase Price to the Company by executing and delivering to the Company on the date hereof a Recourse Promissory Note for the amount of the Purchase Price (the "Note"), a copy of which is attached hereto and made a part hereof by reference as Exhibit A. To secure the performance of his obligations under the Note, the Employee has also executed and delivered to the Company on the date hereof a Stock Pledge Agreement (the "Pledge Agreement"), a copy of which is attached hereto and made a part hereof by reference as Exhibit B. Under the terms of the Pledge Agreement, the Employee has pledged the Shares and certain other collateral in respect of the Shares to the Company as security for the performance of the obligations of the Employee under the Note. Employee represents to the Company that he is acquiring the Shares for the purpose of investment and not with a view to the distribution or sale thereof.

         3. Restrictions on Unvested Shares. So long as Shares shall remain Unvested Shares, such Shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the Employee or any successor or assignee thereof, whether voluntarily or by operation of law, and such Unvested Shares shall be subject to repurchase by the Company in accordance with Section 6 below.

         4. Vesting of Shares. Subject to the provisions of this Agreement, the Unvested Shares shall become Vested Shares when, as, and if the Company's voting common stock trades at a price (based upon the daily closing price) equal to or greater than one dollar ($1.00) per share for a period of forty five (45) consecutive, calendar days.

         Vesting of Shares as provided above shall expire on October 31, 2006 (hereinafter the "Expiration Date"), or such earlier date as provided in Section 5 below.

         The Company shall notify the Employee promptly when any Shares become Vested Shares, and shall promptly issue one or more certificates for such Vested Shares to the Employee as provided in Section 8 below.

         5. Termination of Vesting in Certain Events. Vesting of Shares in accordance with Section 4 shall expire prior to the Expiration Date upon termination by the Company or the Employee of the employment of the Employee for any reason or for no reason, including the death or permanent disability of Employee, as determined by the Company.

         On the earlier of the Expiration Date or a date eighteen (18) months after Shares become Vested Shares under this Agreement, Employee shall prepay the outstanding principal balance of the Note together with the accrued interest allocable to such prepaid principal amount prorated on a daily basis to the date of such payment.

         6. Repurchase of Unvested Shares by the Company. Upon the expiration of vesting under Sections 4 or 5 above, as applicable, Employee, or his personal representative, shall sell, and the Company shall purchase, all Unvested Shares at a price per Share equal to the lesser of the Per Share Purchase Price or the fair market value per Share of the Unvested Shares as of such date, as determined by the Company. Such sale and purchase shall take place at the principal office of the Company within thirty (30) days subsequent to the effective date of expiration of vesting under this Agreement; provided, however, that if the Company is prohibited from repurchasing Unvested Shares pursuant to
Section 160 of the Delaware General Corporation Law as amended from time to time (or any successor provision) then the time period within which such closing shall occur shall be extended until twenty (20) days after the Company is first not so prohibited. At such closing, the Employee or his personal representative shall transfer all such Unvested Shares to the Company. Any amounts payable to the Employee for the Unvested Shares shall first be applied to pay or prepay, as applicable, the unpaid balance of the Note, with any such amounts applied first to attorneys' fees and costs (if any), then to accrued interest under the Note, and then to the principal balance of the Note. The balance of the purchase price, if any, due by the Company in connection with a repurchase of Unvested Shares under this Section shall then be paid to the Employee or his personal representative by wire transfer to one or more accounts designated by Employee or his personal representative. The balance of the Note, if any, due by the Employee subsequent to the repurchase of Unvested Shares shall be paid by Employee to the Company at closing by wire transfer to one or more accounts designated by the Company.

         Employee has this date executed and delivered to the Company a stock power in blank with respect to the Shares, and hereby further authorizes the Company and its authorized officers to execute on his behalf any and all documents and to perform on his behalf any and all other actions which may be required in connection with the transactions described in this Section 6.

         7. Effect of Vesting. Subject to the provisions of this Section, the Employee may own and dispose of Vested Shares without restriction. However, any Vested Shares shall remain subject to the restrictions under the Pledge Agreement until and unless Employee shall pay or prepay the Note in accordance with Section 5 above. In addition, any transfer or assignment of the Vested Shares shall remain subject to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any rules and regulations thereunder, and of any applicable state securities laws.

         8. Certificates for Shares. The Company shall issue one or more certificates with respect to the Unvested Shares in the name of Employee and shall hold such certificates on deposit for the account of the Employee until and except to the extent that such Unvested Shares shall become Vested Shares. Each such certificate for the Unvested Shares shall bear the following legend:

                  The Shares represented by this Certificate are subject to restrictions set forth in a certain Restricted Stock Purchase Agreement dated July 20, 2001, entered into by and between WOW Entertainment, Inc. and Douglas E. May, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.

         Upon vesting of Shares in accordance with this Agreement, the Company shall exchange the previously issued certificates in respect of the Unvested Shares which have become vested for a new certificate or certificates in respect of the Vested Shares that shall not bear the legend described above in this Section applicable to Unvested Shares. Notwithstanding any other provisions of this Section 8, however, any certificates for Shares shall at the option of the Company bear a legend satisfactory to the Company relating to compliance with requirements under the Securities Act and other applicable federal and state securities laws, and shall at the option of the Company also bear a legend satisfactory to the Company relating to any applicable restrictions under the Pledge Agreement.

         9. Voting; Cash Dividends. Except as otherwise provided in this Agreement or under the Pledge Agreement, the Employee, as owner of Shares (including but not limited to Unvested Shares) shall have all the rights of a shareholder of the Company, including but not limited to the right to receive all cash dividends paid with respect to the Shares and the right to vote the Shares.

         10. Adjustments for Changes in Capitalization of the Company and Distributions with Respect to Shares. In event of any change in the outstanding shares of common stock of the Company subsequent to the date hereof by reason of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Company or in the shares of Common Stock, the number and class of Shares covered by this Agreement shall be appropriately adjusted by the Company to reflect any such change, or the securities issued in any such transaction, the determination by the Company of which shall be conclusive.

If the Company shall pay a stock dividend or declare a stock split or reverse stock split, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the Shares then subject to the restrictions contained in this Agreement shall be added to (or, if applicable, substituted for) the Shares subject to this Agreement. If the Company shall distribute to its shareholders securities of another corporation, the securities of such other corporation shall be deemed as part of the Shares with respect to which they are distributed for purposes of this Agreement.

         11. No Assurance of Employment. Nothing in this Agreement shall be deemed to create any obligation of the Employee to continue in the service of the Company, or any obligation of the Company to continue the employment of Employee.

         12. Tax Liabilities of Employee. Upon vesting of Shares (or at such earlier time as an election is made by the Employee under Section 83(b) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, to include the value of the Shares in taxable income), the Company shall have the right to require the Employee or other person receiving the Shares to pay the Company the amount of any taxes which it is required to withhold with respect to the Shares or, in lieu thereof, to retain, or sell without notice, a sufficient number of the Shares to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid on the Shares the amount of any taxes which the Company or any Affiliate is required to withhold with respect to such dividend payments.

         13. Notices. Any notices provided for in this Agreement shall be given in writing and shall be deemed served when delivered personally to the person or entity for whom intended or two (2) days after deposit in the United States Mail, Certified Mail, Return Receipt Requested, addressed to the person or entity for whom intended. The address of the Company shall be its principal place of business, and the address for the Employee shall be the last known address of the Employee in the records of the Company. Either party may change his or its address for the purpose of notice hereunder by written notice to the other party in the manner provided in this Section.

         14. Assignment. The Company may assign in whole or in part to any person or entity any of its rights or obligations under this Agreement. The Employee may not assign to any person or entity any of his rights or obligations hereunder.

         15. Successors and Assigns. This Agreement shall inure to the benefit of the Company, its successors and assigns, and shall be binding upon the Employee, his administrator, executor, personal representative, successors, heirs, and permitted assigns.

         16. Entire Agreement; Waivers. This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof. No amendment or modification of this Agreement shall be valid unless it is in writing and signed by the Company and the Employee. Any waiver by one party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision by the other party.

         17. Severability. The invalidity of any provision of the Agreement shall not in any way affect the validity of any other provisions hereof, and each and every provision of this Agreement shall be enforceable regardless of the invalidity, if any, of any other provision hereof.

         18. Prevailing Party. In any suit or proceeding brought or instituted by any party to this Agreement to enforce or interpret any of the provisions of this Agreement or on account of any damages or loss sustained by such party by reason of breach or violation by the other party of any of the terms or provisions of this Agreement, the prevailing party will be entitled to recover all expenses and costs incurred, including reasonable attorneys' fees and costs, including expenses, fees and costs incurred in connection with any appeal and/or collection efforts.

         19. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Indiana, without regard to conflict of laws issues.

         20. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by a party of executed counterparts of this Agreement by facsimile shall constitute execution and delivery of such counterpart by such party to the same extent as if such counterpart were originally executed and delivered by such party.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                      WOW ENTERTAINMENT, INC.



                                      By:  /s/  Douglas E. May
                                           ------------------------------------

                                      Its: CFO, VP of Finance, Corp. Sec.
                                           ------------------------------------
                                                       ("Company")





                                      By:  /s/ Douglas E. May
                                           ------------------------------------
                                                       ("Employee")

                                    Exhibit A


                            RECOURSE PROMISSORY NOTE
                            ------------------------

$30,000  Indianapolis, Indiana
                                                                 July 20, 2001

         FOR VALUE RECEIVED, the undersigned, DOUGLAS E. MAY ("Maker"), promises to pay to WOW ENTERTAINMENT, INC. ("Payee") at Bank One Tower, 111 Monument Circle, Suite 4600, Indianapolis, Indiana 46204, or such other place as Payee may from time to time designate to Maker in writing, the principal sum of Thirty Thousand Dollars ($30,000.00), together with interest on the outstanding principal balance existing from time to time from the date hereof at the rate of six percent (6%) per annum, with payment of principal and interest to be made as hereinafter provided.

         1. Maturity. This Note shall mature and be payable in full on October 31, 2006 (the "Maturity Date").

         2. Payment of Principal and Interest. Accrued interest shall be paid annually on each anniversary date of the execution of this Note prior to the Maturity Date, unless such day is a Saturday, Sunday or a public holiday or the equivalent for banks generally under the laws of the State of Indiana, in which case accrued interest shall be paid on the next succeeding day which is not a Saturday, Sunday or a public holiday or the equivalent for banks generally under the laws of the State of Indiana. The balance of principal and any unpaid interest shall be paid on the Maturity Date. Time is of the essence of this Note.

         3. Prepayments. Subject to the provisions hereof, Maker may prepay the principal amount hereunder in whole or in part at any time without penalty, together with interest accrued on any such prepaid amount to and including the date of such prepayment. In addition, Maker shall prepay such portions of the principal amount of this Note from time to time, together with interest accrued on any such prepaid amount to and including the date of each such prepayment, as and when such prepayments may be required under the terms of the Restricted Stock Purchase Agreement, as described below.

         4. Restricted Stock Purchase Agreement and Pledge Agreement. This Note is made in payment for certain stock of Payee being purchased by Maker from Payee pursuant to a Restricted Stock Purchase Agreement of even date by and between Maker and Payee (the "Restricted Stock Purchase Agreement"). The obligations of Maker under this Note and any extensions or renewals hereof are secured by a pledge of certain shares of Payee owned by Maker in accordance with a Stock Pledge Agreement of even date by and between Maker and Payee (the "Pledge Agreement"). Reference is made to both the Restricted Stock Purchase Agreement and the Pledge Agreement herein for other rights as to defaults and acceleration.

         5. Default and Acceleration. Upon the occurrence of (i) a default by Maker hereunder, or a default by Maker under the Restricted Stock Purchase Agreement or under the Pledge Agreement and (ii) the expiration of ten (10) days' written notice from Payee to Maker specifying the nature of such default and the failure of Maker to cure such default within such ten (10) day period, the entire principal sum outstanding hereunder, together with all accrued interest thereon, shall, at the option of the Payee, become immediately due and payable without notice, and said indebtedness may be collected and the security interest under the Pledge Agreement may be foreclosed or otherwise realized upon. No delay on the part of the Payee in exercising said option shall operate as a waiver, or preclude exercise of such option during the existence of such default or upon the occasion of a later default. All payments under this Note shall be without relief from valuation and appraisement laws.

         6. Enforcement Costs. Maker agrees to pay immediately upon demand all costs and expenses of Payee, including reasonable attorneys' fees, (i) if, after a default and opportunity to cure as provided in Section 5, this Note is placed in the hands of an attorney or attorneys for collection, (ii) if Payee finds it necessary or desirable following a default and opportunity to cure as provided in Section 6 to secure the services or advice of one or more attorneys with regard to collection of this Note against Maker, or for protection of its rights under this Note or the Pledge Agreement, or (iii) if Payee seeks to have the property subject to the Pledge Agreement, or any part thereof, abandoned by any estate in bankruptcy, or attempts to have any stay or injunction prohibiting the enforcement or collection of the Note or prohibiting the enforcement of the Pledge Agreement lifted by any bankruptcy or other court, and any subsequent proceedings or appeals from any order or judgment entered in any such proceeding.

         7. Waivers. The Payee, at its option, may make extensions of the time for the payment of the indebtedness, or reduce the payments thereon, release any collateral securing such indebtedness, or accept a renewal note or notes therefor, all without notice, and Maker and endorsers hereby consent to any such extensions, reductions or renewals, all without notice, and agree that any such action shall not release them from any liability hereunder. Maker and endorsers jointly and severally waive presentment for payment, notice of dishonor, notice of nonpayment of this Note, and diligence in the collection thereof as conditions of liability under this instrument.

         8. Other Provisions. This Note shall be deemed to be a contract made under the laws of the State of Indiana, and for all purposes shall be construed in accordance with and governed by the laws of such state without regard to conflicts of laws principles. The terms and provisions of this Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors in interest and assigns. Maker shall not assign his obligations under this Note without the prior written consent of Payee.

         Executed as of July 20, 2001.

                                            /s/ Douglas E. May
                                            -----------------------------------
                                            Douglas E. May ("Maker")

                                    Exhibit B

                             STOCK PLEDGE AGREEMENT

         Douglas E. May (the "Pledgor"), hereby delivers, sets over, and pledges to WOW Entertainment, Inc., a Delaware corporation (the "Pledgee"), and grants to the Pledgee a security interest in the following:

         (a) Two Hundred Thousand (200,000) shares of common stock of Pledgee, represented by Certificate No. ___________ (collectively, the "Pledged Stock"); and

         (b) All certificates representing the Pledged Stock and all cash, securities, dividends, distributions, interest and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock.

(collectively, the "Collateral") to secure the undertakings of the Pledgor herein for the prompt and complete performance of the Obligations of the Pledgor to the Pledgee under that certain Recourse Promissory Note of even date herewith made by the Pledgor in favor of the Pledgee (as the same may be amended from time to time, the "Note") and under that certain Restricted Stock Purchase Agreement of even date herewith by and between Pledgor and Pledgee (as the same may be amended from time to time, the "Restricted Stock Purchase Agreement"). As used herein, the term "Obligations" shall mean the obligations of the Pledgor to pay the amounts due to the Pledgee or any lawful holder of the Note or assignee of the Restricted Stock Purchase Agreement.

         1. Delivery of the Pledged Stock. Concurrently herewith, and subject to the terms and conditions of this Pledge Agreement, the Pledgor shall deliver to the Pledgee the original share certificates and all other instruments or documents evidencing the Pledged Stock (the "Stock Certificates"), together with appropriate stock powers, endorsements and other appropriate instruments of assignment endorsed in blank.

         2. Voting; Dividends; Distributions. Until and unless an uncured default exists under the Note or the Restricted Stock Purchase Agreement, the Pledgor shall be entitled to: (i) vote the Pledged Stock, in person or by proxy, at any annual or special meetings of the shareholders of the Issuer on any issue which may properly come before the meetings;(ii) give consents, waivers and ratifications relative to the Collateral; and (iii) receive all payments under, or cash dividends distributed in respect of, the Collateral; provided, however, that any and all such payments or cash dividends may be retained by Pledgee at its option as additional security for the Obligations and deemed to constitute a portion of the Collateral with respect to which they were distributed.

         3. Rights of Pledgee. Pledgee may, while there exists an uncured Default, resort to the Collateral for the payment of any of the Obligations, whether or not it shall have resorted to any other property or shall have proceeded against any party primarily or secondarily liable on any of the Obligations.

         4. Covenants. The Pledgor covenants and agrees that from and after the date hereof and until the Obligations are fully paid and performed:

                  (a) without the prior written consent of the Pledgee and except as otherwise set forth herein, the Pledgor shall not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral; nor shall it create, incur or permit to exist any lien with respect to any of the Collateral, or any interest therein, except for the lien provided under this Pledge Agreement, and the Pledgor shall take any action necessary to remove any such lien;

                  (b) from time to time the Pledgor shall, at the Pledgor's expense, duly and promptly execute any and all further instruments and documents and take such further action as the Pledgee may reasonably deem desirable to obtain the full benefits of this Pledge Agreement, including, without limitation, the filing of any financing or continuation statements under any Uniform Commercial Code, and the Pledgor also hereby authorizes Pledgee to file any such financing statement or continuation statement on its behalf to the extent permitted by applicable law; and

                  (c) Pledgor shall deliver any and all Collateral to Pledgee in addition to the Stock Certificates, together with appropriate stock powers, endorsements, and other appropriate instruments of assignment endorsed in blank.

         5. Power of Attorney. The Pledgor hereby constitutes and appoints the Pledgee or any agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Pledgee's name, from time to time in the Pledgee's discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement.

         6. Default; Remedies. While there exists an uncured default under the Note, the Pledgee may at its option: (i) appropriate and apply toward the payment of the Obligations, and in such order of application as the Pledgee may from time to time elect, the Collateral or any proceeds thereof; (ii) cause the Collateral to be registered in the name of the Pledgee or its nominee or cause new certificates evidencing the Collateral to be issued; (iii) sell, lease, assign, give options to purchase or sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere upon such terms and conditions as the Pledgee may deem advisable and to be commercially reasonable and at such price as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Pledgee upon any such sale or sales, public or private, to purchase the whole or any part of the Collateral so sold; or (iv) exercise such other rights and remedies as may be available to the Pledgee under the Indiana Uniform Commercial Code or other applicable law. The Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the payment in whole or in part of the Obligations. Pledgee shall give the Pledgor at least thirty (30) days prior notification of intended disposition of the Collateral.

         7. Waiver; Amendment. No delay on the part of the Pledgee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Pledgee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Pledgor and the Pledgee.

         8. Termination. Upon payment in full of all Obligations, the Collateral, along with any necessary assignments and termination statements, shall promptly be distributed to Pledgor or Pledgee, as applicable under the Restricted Stock Purchase Agreement, and this Pledge Agreement shall be deemed terminated. Without limitation of the above, to the extent that Pledgor shall make full payment for any one or more Vested Shares (as defined in the Restricted Stock Purchase Agreement), including without limitation any accrued interest applicable thereto, Pledgee shall promptly release such Vested Shares from the liens and restrictions of this Pledge Agreement.

         9. Successors and Assigns. This Pledge Agreement shall be binding upon the Pledgor and its successors and permitted assigns. This Pledge Agreement shall inure to the benefit of the Pledgee and its successors and assigns.

         10. General. This Pledge Agreement shall be governed by the laws of the State of Indiana, notwithstanding conflicts of law principles. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement. Section headings are for ease of reference only and shall not govern the interpretation of any provisions hereof.

         IN WITNESS WHEREOF, the Pledgor and the Pledgee have duly executed this Pledge Agreement effective as of the 20th day of July, 2001.



                                      By:  /s/ Douglas E. May
                                           ------------------------------
                                           Douglas E. May ("Pledgor")



                                      WOW ENTERTAINMENT, INC.



                                      By:  /s/ Douglas E. May
                                           ------------------------------

                                      Printed: Douglas E. May
                                               --------------------------

                                      Title:   CFO, VP of Finance, Corp. Sec.
                                               ----------------------------
                                               ("Pledgee")